UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 15, 2018

(Date of earliest event reported)

SHARING SERVICES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-205310	30-0869786
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation)		Identification Number)

1700 Coit Road, Suite 100, Plano, Texas 75075

(Address of principal executive offices)

(714) 203-6717

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.  Entry into a Material Definitive Agreement

Please see the disclosures set forth in Items 2.01 and 5.01 below.

Item 2.01.  Completion of Acquisition or Disposition of Assets

On May 15, 2018, Legacy Direct Global, LLC. (“Legacy Direct Global”), a Texas limited liability company and a wholly-owned subsidiary of Sharing Services, Inc., Sharing Services, Inc. (“Sharing Services”), and Legacy Direct, LLC. (the “Seller”) entered into an Asset Purchase Agreement (the “Agreement”). Pursuant to the Agreement, Legacy Direct Global will acquire certain assets and the business, and assume certain liabilities of the Seller. The transaction closed on June 1, 2018.

Item 3.02.  Unregistered sales of equity Securities

In connection with the agreement described in Item 2.01 above, Sharing Services has agreed to issue 100,000 restricted shares of its common stock, par value $0.0001, and 900,000 stock warrants. The stock warrants enable the holders to acquire up to 900,000 restricted shares of Sharing Services’ common stock, subject to the achievement by the acquired business of certain specified performance targets over a period of up to three years. The stock warrants have an exercise price per share equal to 50% of the average 10-day trading price of Sharing Services’ common stock.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
2.1	Asset Purchase Agreement dated May 15, 2018 by and between Legacy Direct Global, LLC., a wholly-owned subsidiary of Sharing Services, Inc., Sharing Services, Inc., and Legacy Direct, LLC. * †

  *

Included herewith

  †

Certain schedules and exhibits have been omitted pursuant to Item 601(b) (2) of Regulation S-K. The Registrant agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARING SERVICES, INC.

June 7, 2018	By:	/s/ John Thatch
Name: John Thatch
Title: President, Chief Executive Officer and Director

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